Exhibit F

December 12, 2014

The Republic of Chile Ministry of Finance Teatinos 120, piso 12. Santiago, Chile	Writer’s direct dial: +562 223643700

Ladies and Gentlemen:

We have acted as special Chilean counsel to the Republic of Chile (the “Republic” or “Chile”) in connection with the Republic’s offering pursuant to registration statement (No. 333-183920) and its amendments, filed with the Securities and Exchange Commission (the “Commission”) under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”), of US$1,060,131,000 aggregate principal amount of its 3.125% Notes Due 2025 (“Notes”) issued pursuant to an indenture (as amended, the “Indenture”) dated as of December 12, 2014 among the Republic and The Bank of New York Mellon, as Trustee (in such capacity, the “Trustee”). Such registration statement, as amended, insofar as such registration statement relates to the Notes (as determined for purposes of Rule 430B(f)(2) under the Securities Act), are herein called the “Registration Statement”; the related prospectus dated December 2, 2014 included in the Registration Statement is herein called the “Base Prospectus”; and the related prospectus supplement dated  December 3, 2014, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, is herein called the “Final Prospectus Supplement”. The Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus”.

In arriving at the opinion expressed below, we have reviewed the following:

(i) the Registration Statements and the Final Prospectus;

(ii) an executed copy of the Indenture (the “Indenture”);

(iii) an executed copy of the Authorization, dated as of December 12, 2014 (the “Authorization”), pursuant to which the terms of the Notes were established;

(iv) a facsimile copy of the Notes, in global form as executed by Chile and authenticated by the Trustee;

(v) all the relevant provisions of the Constitution of Chile and all relevant laws and orders of Chile, including but not limited to the following (copies and translations of which are attached as Exhibit A to this opinion):

(i) Articles 32, number 6; 63, numbers 7 and 8; and 65, paragraph 4, number 3 of the Constitution of the Republic of Chile of 1980, as amended;

(ii) Articles 45, 46, 47, 47 bis and 48 of Decree Law 1,263 of November 21, 1975;

(iii) Decree Law 2,349 of October 13, 1978;

(iv) Article 3 of Law No. 20,713 of December 18, 2013;

(v) Articles 1 and 2 of Law No 20,790, of October 30, 2014;

(vi) Supreme decree No. 1,857 dated November 7, 2014, of the Ministry of Finance of the Republic and published in the Official Gazette on December 3, 2014;

(vii) Supreme decree No. 1,858, dated November 7, 2014, of the Ministry of Finance of the Republic and published in the Official Gazette on December 3, 2014;

(vi) all such other documents, instruments and rules as we have deemed necessary as a basis for the opinion hereinafter expressed.

We have assumed for purposes of this opinion: (i) that the Trustee has adequate power, authority and legal right to enter into the Indenture, to execute the documents and take the actions to be executed and taken thereunder, including the authentication of the Notes; (ii) the authenticity of all documents examined by us (and the completeness of and conformity to the originals of any copies thereof submitted to us) and the genuineness of all signatures; and (iii) that the Notes and the Indenture, and any other related agreement or document that is stated to be governed by and construed in accordance with New York law, has been duly authorized, executed and delivered pursuant to New York law.

Based on the foregoing and subject to the further assumptions and qualifications set forth below, it is our opinion that under and with respect to the present laws and regulations of Chile, the Notes have been duly executed and delivered by the Republic and constitute valid and legally binding obligations of the Republic.

In rendering this opinion we have relied, without independent investigation, (i) to the extent this opinion involves any matter of United States Federal and New York law, upon the opinion of Cleary Gottlieb Steen & Hamilton LLP, special U.S. counsel to the Republic, dated as of even date herewith and included as Exhibit D to Post-Effective Amendment No. 5 to the registration statement (No. 333-183920), and (ii) as to matters of fact, to the extent we have deemed proper, on certificates of officers of the Republic and certificates or other written statements of Chilean officials having custody of relevant documents.

We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 5 to the registration statement (No. 333-183920) and to the reference to our name under the caption “Validity of the Securities” in the Base Prospectus and “Validity of the Notes” in the Final Prospectus Supplement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Securities Act, or the rules and regulations of the Commission issued thereunder. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Cordially yours,

PHILIPPI, YRARRÁZAVAL, PULIDO & BRUNNER ABOGADOS LIMITADA

/S/ Alberto Pulido C
By: Alberto Pulido C., Senior Counsel

EXHIBIT A

The following are the most relevant provisions contained in the Constitution of Chile and Chilean laws governing incurrence in public indebtedness by the Republic of Chile, referred to in the opinion letter dated as of December 12, 2014, by Philippi, Yrarrázaval, Pulido & Brunner Abogados Limitada, special Chilean Counsel to the Republic of Chile.

TABLE OF CONTENTS

No.	Document

I.	Constitución Política de la República de Chile (1980)
Constitution of Chile
II.	Decreto Ley N° 1.263 de 1975 - Decreto Ley Orgánico de Administración Financiera del Estado
Decree Law No. 1,263 of 1975 - Financial Administration of the Republic
III.	Decreto Ley N° 2.349 de 1978 - Establece Normas Sobre Contratos Internacionales Para el Sector Público
Decree Law No. 2,349 of 1978 - Rules Regarding International Contracts for State Sector
IV.	Ley N° 20.713 — Ley de Presupuestos del Sector Público Año 2014
Law N° No. 20,713 - 2014 Public Sector Budget Law
V.	Ley N° 20.790 que establece un aporte de capital extraordinario para la Corporación Nacional del Cobre de Chile y autoriza a contraer endeudamiento
Law No. 20,790 - Law regarding extraordinary capital contribution for the Corporación Nacional del Cobre of Chile and authorization to contract debt obligations
VI.	Decreto Supremo N° 1.857 - Establece Normas Sobre Contratos Internacionales Para El Sector Público
Supreme decree no. 1,857 Authorizes Issuance Of Direct Long Term Public Indebtedness And Its Placement Abroad
VII.	Decreto Supremo N° 1.858 - Establece Normas Sobre Contratos Internacionales Para El Sector Público
Supreme decree no. 1,858 Authorizes Issuance Of Direct Long Term Public Indebtedness And Its Placement Abroad

I. CONSTITUCIÓN POLÍTICA DE LA REPÚBLICA DE CHILE

“...

Artículo 32.- Son atribuciones especiales del Presidente de la República:

…

6°.- Ejercer la potestad reglamentaria en todas aquellas materias que no sean propias del dominio legal, sin perjuicio de la facultad de dictar los demás reglamentos, decretos e instrucciones que crea convenientes para la ejecución de las leyes;

...

Artículo 63.- Sólo son materias de ley:

...

7) Las que autoricen al Estado, a sus organismos y a las municipalidades, para contratar empréstitos, los que deberán estar destinados a financiar proyectos específicos. La ley deberá indicar las fuentes de recursos con cargo a los cuales deba hacerse el servicio de la deuda. Sin embargo, se requerirá de una ley de quórum calificado para autorizar la contratación de aquellos empréstitos cuyo vencimiento exceda del término de duración del respectivo período presidencial.

Lo dispuesto en este número no se aplicará al Banco Central;

8) Las que autoricen la celebración de cualquier clase de operaciones que puedan comprometer en forma directa o indirecta el crédito o la responsabilidad financiera del Estado, sus organismos y de las municipalidades.

Esta disposición no se aplicará al Banco Central;

...

Artículo 65.- [Inciso 4°]

...

Corresponderá, asimismo, al Presidente de la República la iniciativa exclusiva para:

3º.- Contratar empréstitos o celebrar cualquiera otra clase de operaciones que puedan comprometer el crédito o la responsabilidad financiera del Estado, de las entidades semifiscales, autónomas, de los gobiernos regionales o de las municipalidades, y condonar, reducir o modificar obligaciones, intereses u otras cargas financieras de cualquier naturaleza establecidas en favor del Fisco o de los organismos o entidades referidos;

...”

Convenience English Translation

CONSTITUTION REPUBLIC OF CHILE

“...

Article 32.- The following are special powers vested on the President of the Republic:

…

6°.- The exercise of regulatory Powers in all such matters not included within the legal domain; provided, however, that he will have the ability to issue all other regulations, decrees and instructions as he deem convenient for the due execution of the laws;

...

Article 63.- It is reserved to the law:

...

7) Those that authorize the State, its bodies and the Municipalities to contract loans that shall have the purpose to finance specific projects. The law must indicate the sources of the funds out of which the debt should be served. However, the contracting of loans the maturity date of which exceeds the duration of the term of the respective presidential period shall require authorization by virtue of a law passed by a qualified quorum. The provisions of this number shall not apply to the Central Bank;

8) Those that authorize any type of transaction which may, directly or indirectly, affect the credit or the financial responsibility of the State, its bodies and the Municipalities.

The provisions of this number shall not apply to the Central Bank;

...

Article 65.- [paragraph 4]

...

The President of the Republic shall also have the exclusive [legislative] initiative for:

3.- Contracting loans or enter into any other transactions which may affect the public financial credit or the financial responsibility of the public, semipublic, autonomous agencies or municipalities, and cancel, reduce or amend obligations, interest provisions or other financial undertakings of any nature, established on behalf of the Republic (Fisco) or of the above mentioned entities or agencies;”

...”

II. DECRETO LEY N° 1.263 DE 1975 - DECRETO LEY ORGÁNICO DE ADMINISTRACIÓN FINANCIERA DEL ESTADO

(Diario Oficial de 18 de noviembre de 1975 y modificaciones posteriores)

“…

TÍTULO IV

Del crédito público

…

Artículo 45.o- En las obligaciones que contraiga el Fisco, el Tesorero General de la República deberá suscribir los títulos de créditos fiscales.

Los títulos referidos que deban firmarse en el exterior, podrán ser suscritos por el funcionario que designe el Presidente de la República, en remplazo del Tesorero General.

Artículo 46.o- El Contralor General de la República refrendará todos los documentos de deuda pública que se emitan.

Ningún documento de deuda pública será válido sin la refrendación del Contralor General de la República o de otro funcionario o institución que, a propuesta de él, designe el Ejecutivo.

La Contraloría General de la República llevará la contabilización de toda la deuda pública.

Artículo 47.o- El Estado puede colocar los títulos de la deuda pública en el mercado de capitales directamente, por medio de la Tesorería General de la República, o en forma indirecta, mediante la colocación a través de agentes o consorcios financieros nacionales o extranjeros tales como bancos comerciales, bolsas de comercio u otras.

Podrá establecerse el pago de una comisión por la colocación de estos títulos.

Artículo 47º BIS.- En la emisión de bonos y otros valores representativos de deuda pública que emita el Estado, el Ministerio de Hacienda, mediante decreto supremo cumplido bajo la fórmula “Por orden del Presidente de la República”, podrá disponer que tales bonos o valores sean emitidos sin la obligación de imprimir títulos o láminas físicas que evidencien la deuda pública correspondiente. El decreto supremo señalado precedentemente deberá indicar, para una o más emisiones determinadas, o en general, para todas las emisiones, las reglas, requisitos y demás modalidades necesarias para hacer valer los derechos emanados de los bonos o valores emitidos en la forma antes señalada, incluyendo el procedimiento requerido para transferirlos.

En caso que los bonos o valores se emitan en la forma señalada en el inciso anterior, la suscripción por el Tesorero General de la República y la refrendación del Contralor General de la República, exigidas en los artículos 45 y 46 precedentes, deberá efectuarse en una réplica o símil de los bonos o valores emitidos, quedando de esta forma y para todos los efectos legales, autorizada y refrendada la totalidad de los bonos o valores que integran la serie correspondientemente emitida y cuyos términos y condiciones serán idénticos a dicha réplica.

De la misma manera, tratándose de emisiones de bonos y valores efectuadas en la forma establecida en los incisos precedentes, el emisor deberá mantener un registro de anotaciones en cuenta a favor de los tenedores de los correspondientes valores representativos de la deuda pública. La mantención del mencionado registro podrá ser contratada con un tercero, en la forma que indique el decreto supremo a que se refiere el inciso primero.

Artículo 48.- El servicio de la deuda pública estará constituido por la amortización del capital, el pago de los intereses, comisiones y otros cargos que eventualmente puedan haberse convenido.

El Estado podrá rescatar los títulos de la deuda pública que haya emitido, directamente por medio de la Tesorería General de la República o en forma indirecta, a través de agentes o consorcios financieros nacionales o extranjeros, tales como bancos comerciales, bolsas de comercio u otras. Podrá establecerse el pago de una comisión por el rescate de estos títulos.

El precio de rescate de un título de la deuda  pública podrá ser igual, inferior o superior a su valor par, según las condiciones que predominen en los mercados financieros nacionales o extranjeros. Para estos efectos, el valor par de un título a una fecha determinada será igual al capital más los reajustes e intereses devengados a esa fecha.

…”

Convenience English Translation

DECREE LAW No. 1,263 OF 1975

FINANCIAL ADMINISTRATION OF THE REPUBLIC

(Published in the Official Gazette of November 18, 1975, as amended)

“…

TITLE IV

Public Credit

…

Article 45.- The Treasurer General of the Republic [Tesorero General de la República] shall execute the credit instruments that evidence the indebtedness of the Republic.

If such instruments ought to be executed abroad an official designated by the President of the Republic may execute them for and on behalf of the Treasurer General of the Republic.

Article 46.- The Comptroller General of the Republic [Contralor General de la República] shall authenticate [“refrendar”] all such debt instruments that may be issued by the Republic.

No document purporting to evidence public indebtedness shall be valid as such if it is not authenticated by the Comptroller General of the Republic or such other public official or institution appointed by the Executive upon the proposition of the Comptroller General.

The Office of the Comptroller General shall keep the accounting of all the indebtedness of the Republic.

Article 47.- The Republic can place its debt instruments in the capital markets either directly, through the Treasury of the Republic, or indirectly, through its placement by national or international financial agents or consortia such as commercial banks, stock exchanges or others.

The State may pay a commission for the placement of its debt.

Article 47 BIS.- The Ministry of Finance may approve, by means of Supreme Decree complied with and signed by using the “Upon Order of the President of the Republic”, that bonds or other securities representing public debt be issued without the obligation of being evidenced in printed securities or physical sheets. Such supreme decree shall contain the rules, requirements and terms and conditions needed to exercise the rights arising therefrom, including provisions on transfer, which will apply to one or more precise issuances or in general, to all issuances.

If the bonds or securities are issued in accordance with the prior paragraph, the execution by the Treasurer General of the Republic (Tesorero General de la República) and the authentication [refrendación] by the Comptroller General of the Republic, required pursuant to Articles 45 and 46 above shall be made in a replica or facsimile of the issued bonds or securities, thereby the whole series of bonds or securities being issued becoming authorized and authenticated by the Comptroller General of the Republic in identical terms and conditions than those of such replica.

Likewise, the issuer shall keep a book entry system for the benefit of the holders of the securities representing public debt, which may be carried out by a third party as provided in the corresponding supreme decree.

Article 48. The public debt service shall consist of capital amortization, payment of interest, fees and other charges eventually agreed.

The State may redeem the public debt securities that it has issued, directly through the General Treasury of the Republic or indirectly, through agents or national or international financial consortiums, such as commercial banks, stock exchanges or others. A payment of a fee may be established for the redemption of these titles.

The redemption price of a security being public indebtedness may be equal, lower or higher than its par value, according to the conditions prevailing in the foreign or domestic financial markets. To these effects, the par value of a security on a determined date shall be equal to its principal plus interests and adjustments”.

…”

III. DECRETO LEY N° 2.349 DE 1978 - ESTABLECE NORMAS SOBRE CONTRATOS INTERNACIONALES PARA EL SECTOR PÚBLICO

(Diario Oficial de 28 de Octubre de 1978 y modificaciones posteriores)

“…

Artículo 1°- Decláranse válidos los pactos destinados a sujetar al derecho extranjero los contratos internacionales, cuyo objeto principal diga relación con negocios u operaciones de carácter económico o financiero, celebrados o que se celebren por organismos, instituciones o empresas internacionales o extranjeras que tengan el centro principal de sus negocios en el extranjero, con el Estado de Chile o sus organismos, instituciones o empresas.

Son igualmente válidas las estipulaciones por las cuales se haya sometido o se sometan diferendos derivados de tales contratos a la jurisdicción de tribunales extranjeros, incluyendo tribunales arbitrales previstos en mecanismos de arbitraje preestablecidos o en el respectivo contrato, como también las estipulaciones por las que se haya fijado o se fije domicilio especial y se haya designado o se designe mandatario en el extranjero para los efectos del contrato.

Lo dispuesto en los incisos anteriores igualmente es aplicable a los actos y contratos por los cuales el Estado de Chile o sus organismos, instituciones y empresas, hayan otorgado u otorguen, en cualquier forma, su garantía a terceros en los contratos a que se refiere el inciso primero. En virtud del sometimiento a la jurisdicción de un tribunal extranjero, cesará el derecho a invocar la inmunidad de jurisdicción, a menos de estipulación expresa en contrario.

Artículo 2°- Declárase que el Estado de Chile y sus organismos, instituciones o empresas, podrán renunciar a la inmunidad de ejecución en los contratos referidos en el artículo anterior. Con todo, tal renuncia se entenderá limitada al cumplimiento de sentencias recaídas en litigios derivados del contrato específico en que ella se haya convenido.

Tratándose de organismos, instituciones y empresas con personalidad jurídica distinta a la del Estado, la renuncia afectará exclusivamente los bienes del dominio de la entidad contratante.

La renuncia pactada en los contratos a que se refiere este artículo, celebrados con anterioridad a la vigencia de este decreto ley, se entenderá válida con las mismas limitaciones señaladas en el inciso anterior.

Artículo 3°- Para los efectos de este decreto ley, se entenderá por organismos, instituciones y empresas del Estado, todo servicio público, institución fiscal o semifiscal, centralizada o descentralizada, empresa del Estado y, en general, todo organismo autónomo creado por ley como, asimismo, toda empresa, sociedad o entidad pública o privada en que el Estado o sus empresas, sociedades o instituciones, centralizadas o descentralizadas, tengan aportes de capital, representación o participación superiores al 50% del capital social, aun cuando se exija norma expresa para aplicarles las disposiciones legales del sector público.

Artículo 4°- Para que los contratos y estipulaciones indicados en los artículos 1° y 2° convenidos con posterioridad a la vigencia del presente decreto ley, queden regidos por sus disposiciones, será necesario que la sumisión al derecho extranjero o a tribunales extranjeros, el señalamiento de domicilio, la designación de mandatario en el extranjero y la renuncia a la inmunidad de ejecución, cuenten con la autorización del Presidente de la República, dada mediante decreto del Ministerio de Hacienda. Se exceptúan de esta exigencia el Banco Central y el Banco del Estado de Chile.

El Presidente de la República podrá otorgar su autorización en general a determinados organismos, instituciones o empresas del Estado, o en particular para algunas clases de contrato. En todo caso, esta autorización no podrá concederse por un plazo superior a un año; pero podrá renovarse.

La autorización a que se refiere este artículo no excluye otras necesarias en razón de la naturaleza del contrato de que se trate.

Artículo 5°- Sin perjuicio de la validez de las estipulaciones contenidas en actos o contratos ya celebrados, no valdrá renuncia alguna en cuanto a la inmunidad de ejecución respecto de los fondos, derechos y bienes que el Banco Central de Chile mantuviere en el extranjero, por cuenta propia, salvo que dicha renuncia se refiera a obligaciones contraídas por dicho Banco.

Artículo 6°- No procederá renuncia alguna de inmunidad de ejecución respecto de los bienes inmuebles y del mobiliario destinados a mantener una misión diplomática o consular o la residencia del jefe de ellas.

No valdrá renuncia alguna de inmunidad de ejecución con respecto a bienes destinados a fines militares, tanto aquellos que sean propiamente de carácter militar como aquellos que se encuentren bajo el control de una autoridad militar o agencia de defensa.

Artículo 7°- Las estipulaciones contenidas en los artículos 1.- y 2.- no podrán pactarse en los contratos que se celebren en conformidad al decreto ley número 600, de 13 de julio de 1974, y sus modificaciones.

Asimismo, no procederán en los contratos que se celebren sobre concesiones de bienes de uso público o de bienes fiscales, ni en los actos o contratos que celebren los organismos, instituciones o empresas del Estado de Chile, cuando la legislación particular por la cual se rijan excluya en forma expresa la sumisión a la ley o tribunal extranjeros, o disponga que los diferendos que de ellos deriven deban ser sometidos a la ley chilena o a tribunales nacionales.

Artículo 8°- La designación de mandatarios especiales a que se refiere el artículo 1° sólo podrá recaer, en el futuro, en un cónsul chileno general o particular o de distrito, en alguna agencia u oficina de organismos, instituciones o empresas del Estado de Chile con sede en el extranjero, o en el representante legal de dicha agencia u oficina.

Artículo 9°- Cualquier Estado extranjero y sus organismos, instituciones y empresas podrán impetrar en Chile la inmunidad de jurisdicción y de ejecución, según el caso, en los mismos términos y con igual amplitud e idénticas excepciones como la reconociere su propia legislación en favor del Estado de Chile o de sus organismos, instituciones y empresas.

Artículo 10°- Sustitúyese el N° 3 del artículo 245 del Código de Procedimiento Civil, por el siguiente: “3.- Que la parte en contra de la cual se invoca la sentencia haya sido debidamente notificada de la acción. Con todo, podrá ella probar que, por otros motivos, estuvo impedida de hacer valer sus medios de defensa.”

Artículo 11°- Declárase que las operaciones de crédito con el exterior, pactadas con instituciones o empresas bancarias o financieras, extranjeras o internacionales, han estado y estarán sometidas, en cuanto a estipulaciones sobre intereses, comisiones, recargos, pago anticipado y demás condiciones financieras, a las modalidades usuales imperantes en el mercado externo de capitales, sin que les sean aplicables las disposiciones limitativas sobre la materia de la legislación nacional.

Se presume que las condiciones contenidas en operaciones aprobadas por el Banco Central de Chile son las imperantes en el respectivo mercado externo de capitales.

…”

Convenience English Translation

DECREE LAW No. 2,349 OF 1978 RULES REGARDING INTERNATIONAL CONTRACTS FOR STATE SECTOR

(Published in the Official Gazette of October 28, 1978, as amended)

“…

Article 1.- Stipulations that subject to a foreign governing law the international agreements, the main purpose of which are businesses or transactions of an economic or financial nature, that have been or will be executed between international or foreign entities, institutions or corporations whose main center of operations is located abroad and the Chilean State or its agencies, institutions or enterprises; are hereby declared valid.

Stipulations by which disputes arising out of such contracts have been or are submitted to the jurisdiction of foreign courts of arbitration contemplated in pre-established mechanisms of arbitration or in the respective contract, as well as stipulations by which special domiciles have been or are established and agents abroad have been or are designated for purposes of the contract; are likewise valid.

The above is also applicable to the acts and contracts by which the State of Chile or its organisms, institutions and enterprises have granted or grant, in any manner, its guarantee to third parties in the contracts referred to in the first paragraph.

By the submission to the jurisdiction of a foreign court, the right to invoke immunity from jurisdiction will cease, unless in case of express stipulation to the contrary.

Article 2.- It is declared that the State of Chile, its organisms, institutions or enterprises, may waive immunity from execution in the contracts referred to in the previous article.

However, such waiver will be limited to the enforcement of judgments obtained in lawsuits arising out of the specific contract in which said waiver has been given. In the case of organisms, institutions and enterprises with a legal personality separate from that of the State, the waiver will only affect assets belonging to them.

Waivers stipulated in the contracts referred to in this article that have been executed prior to this decree law will be valid with the same limitations indicated in the previous paragraph.

Article 3.- For the purposes of this decree law, organisms, institutions and companies of the State shall mean every public service, fiscal or semi-fiscal institution, centralized or decentralized, state-owned company, and in general, every autonomous organism created by law, as every enterprise, society or entity, public or private in which the State, its companies, societies or institutions, centralized or decentralized, have equity contributions, representation or participation exceeding 50% of the outstanding capital, even in those cases in which an explicit norm is required to apply to them public sector regulations.

Article 4.- In order that contracts and stipulations indicated in article 1 and 2 executed subsequently to this decree law be governed by its provisions, it will be necessary that the submission to foreign law or to foreign courts, the establishment of domicile, the designation of agents abroad and the waiver of domicile, the designation of agents abroad and the waiver of immunity from execution be authorized by the President of the Republic by decree of the Ministry of Finance. The Central Bank of Chile and the State Bank of Chile (Banco del Estado de Chile) are exempted from these requirements.

The President of the Republic may grant his authorization generally to certain state organisms, institutions or enterprises, or particularly for certain kinds of agreements. In any event, this authorization may not be granted for a term of over one year, but it may be renewed.

The authorization referred to in this article does not exclude other authorizations that may be necessary in consideration of the nature of the contract in question.

Article 5.- Notwithstanding the validity of stipulations contained in acts and contracts already executed, no waiver regarding the funds, rights and property held by the Central Bank abroad will be valid, unless such waiver refers to obligations acquired by such Bank.

Article 6.- No waiver to immunity of execution shall be granted regarding the movable property and furniture of diplomatic or consular missions or the residence of the chief of any of them.

No waiver of immunity from execution shall be valid with respect to property destined to military purposes, including both military property of an inherently military character and property that is under the control of a military authority or defense agency.

Article 7.- Stipulations contained in articles 1° and 2° herein shall not be agreed in contracts executed under the provisions of Decree Law N° 600, of July 13, 1974, an its amendments.

Likewise, they will not be agreed in contracts of concession of national property of public use or of fiscal property, nor in acts or contracts executed by organisms, institutions or companies of the Chilean State, when particular legislation by which they are construed expressly excludes the submission of foreign law or courts, or dictates that disputes originated from them shall be submitted to Chilean law or Chilean Courts.

Article 8.- In the future, the appointment of special representatives referred to in article 1° shall only be to a Chilean general consul, or particular, or of a district, to some agency or office of organisms, institutions, or companies of the Chilean State with seat abroad, or to the legal representative of such agency or office.

Article 9.- Any foreign State an its organisms, institutions and enterprises may call for immunity of jurisdiction and execution in Chile, as the case may be, in the same terms and amplitude and identical exceptions as recognized by its own legislation in favor of the Chilean State, or of its organisms, institutions or companies.

Article 10.- Article 245 N°3 of the Civil Procedure Code is substituted by the following:

“3. That the party against which the sentence is being invoked has been duly served of the lawsuit. However, he may prove that, for different motives, he was prevented from assuming his defense.”

Article 11.- It is declared that all foreign loan operations, agreed with institutions or banking or finance companies, foreign or international, are and will continue to be submitted, regarding stipulations about interests, commissions, surcharges, prepayments and other financial conditions, to the terms prevailing in foreign capital markets, without being applicable to them the restrictive regulations provided for this matter in national legislation.

It is deemed that conditions contained in operations approved by the Central Bank are prevailing in the respective foreign capital market.

…”

IV. LEY N° 20.713 — LEY DE PRESUPUESTOS DEL SECTOR PÚBLICO AÑO 2014

(Diario Oficial 18 de diciembre de 2013)

“Artículo 3º.— Autorízase al Presidente de la República para contraer obligaciones, en el país o en el exterior, en moneda nacional o en monedas extranjeras, hasta por la cantidad de US$ 6.000.000 miles que, por concepto de endeudamiento, se incluye en los Ingresos Generales de la Nación.

Autorízasele, además, para contraer obligaciones, en el país o en el exterior, hasta por la cantidad de US$ 300.000 miles o su equivalente en otras monedas extranjeras o en moneda nacional.

Para los fines de este artículo, se podrá emitir y colocar bonos y otros documentos en moneda nacional o extranjera, los cuales podrán llevar impresa la firma del Tesorero General de la República.

La parte de las obligaciones contraídas en virtud de esta autorización que sea amortizada dentro del ejercicio presupuestario 2014 y aquéllas que se contraigan para efectuar pago anticipado total o parcial de deudas constituidas en ejercicios anteriores, deducidas las amortizaciones incluidas en esta ley para el año 2014, no serán consideradas en el cómputo del margen de endeudamiento fijado en los incisos anteriores.

La autorización que se otorga al Presidente de la República será ejercida mediante decretos supremos expedidos a través del Ministerio de Hacienda, en los cuales se identificará el destino específico de las obligaciones que se contraigan, indicando las fuentes de recursos con cargo a los cuales debe hacerse el servicio de la deuda. Copia de estos decretos serán enviados a las Comisiones de Hacienda del Senado y de la Cámara de Diputados dentro de los quince días siguientes al de su total tramitación.

…”

LAW N° NO. 20,713 - 2014 PUBLIC SECTOR BUDGET LAW

(Published in the Official Gazette of October 30, 2014)

“Article 3.- The President of the Republic is hereby authorized to contract debt obligations in Chile or abroad up to the amount of US$ 6,000,000,000 or the equivalent thereof in any other foreign currencies or in domestic currency, which, for the purposes of indebtedness, shall be included in the calculation of the General Revenues of the Nation.

The President is also authorized to incur in debt obligations in Chile or abroad up to an amount of US$ 300,000,000 or its equivalent in other foreign currency of Chilean currency.

For the purposes of this article, [the authorization covers] the issuance and placement of bonds and other securities denominated in domestic or foreign currency, which instruments may bear the printed signature of the Treasurer General of the Republic.

The portion of the obligations incurred pursuant to this authorization which is repaid within the budget year 2014 and those incurred for the total or partial prepayment of indebtedness incurred in previous years, after deducting the amortizations provided for in this law for year 2014, will not be considered in the computation of the margin for indebtedness established in the preceding paragraphs.

The President of the Republic shall exercise the authorization granted herein by issuing one or more supreme decrees through the Ministry of Finance which will indicate the specific use of proceeds of the obligations to be assumed and the source of the funding to service the debt. A copy of these decrees will be sent to the Senate and the House of Representatives´ Finance Committees within fifteen days following the final issuance [of the bonds and other securities].

…”

V. LEY N° 20.790- LEY QUE ESTABLECE UN APORTE DE CAPITAL EXTRAORDINARIO PARA LA CORPORACIÓN NACIONAL DEL COBRE DE CHILE Y AUTORIZA A CONTRAER ENDEUDAMIENTO

(Diario Oficial de 30 de octubre de 2014)

“

Artículo 1°.- Autorízase, a contar de la entrada en vigencia del artículo siguiente y hasta el 28 de febrero de 2018, al Ministro de Hacienda para que, mediante uno o más decretos expedidos bajo la fórmula “Por Orden del Presidente de la República”, efectúe aportes extraordinarios de capital por un monto de hasta 3.000.000.000 de dólares, moneda de los Estados Unidos de América, a la Corporación Nacional del Cobre de Chile, en una o más transferencias, las que se financiarán con activos financieros disponibles en el Tesoro Público, sean estos en moneda nacional o en moneda extranjera.

Artículo 2°.-         Autorízase, a contar de la publicación de esta ley y hasta por el mismo plazo a que se refiere el artículo anterior, al Presidente de la República para contraer obligaciones, en el país o en el exterior, en moneda nacional o en monedas extranjeras, hasta por la cantidad de 3.000.000.000 de dólares, moneda de los Estados Unidos de América, que por concepto de endeudamiento se incluirán en los Ingresos Generales de la Nación.

Para los fines de este artículo, se podrá emitir y colocar bonos y otros documentos en moneda nacional o extranjera, los que podrán llevar impresa la firma del Tesorero General de la República.

La autorización que se otorga al Presidente de la República será ejercida mediante decretos supremos expedidos a través del Ministerio de Hacienda, en los que se identificará el destino específico de las obligaciones que se contraigan e indicará las fuentes de recursos con cargo a los cuales debe hacerse el servicio de la deuda.

…”

Convenience English Translation

LAW NO. 20,790 — LAW REGARDING EXTRAORDINARY CAPITAL CONTRIBUTION FOR THE CORPORACIÓN NACIONAL DEL COBRE DE CHILE AND AUTHORIZATION TO CONTRACT DEBT OBLIGATIONS.

(Published in the Official Gazette of October 30, 2014)

“Article 1.- From the effectiveness of the following article 2 until February 28, 2018, the Ministry of Finance is hereby authorized, to make extraordinary capital contributions to Corporación Nacional del Cobre of Chile up to the amount of US$3,000,000 in domestic or foreign currency, by one or more transfers which will be financed with the financial assets available in the General Treasury of the Republic. The Ministry of Finance shall exercise the authorization granted herein by issuing one or more supreme decrees issued under the mechanism “by order of the President of the Republic”.

Article 2.- From the date of publication of this Law until the same term provided in the previous article, the President of the Republic is hereby authorized to contract debt obligations in Chile or abroad, in domestic or foreign currency, up to the amount of US$ 3,000,000,000 which, for the purposes of indebtedness, shall be included in the calculation of  the General Revenues of the Nation.

For the purposes of this article, [the authorization covers] the issuance and placement of bonds and other securities denominated in domestic or foreign currency, which securities may bear the printed signature of the Treasurer General of the Republic.

The President of the Republic shall exercise the authorization granted herein by issuing one or more supreme decrees through the Ministry of Finance, which will indicate the specific use of proceeds of the obligations to be assumed and the source of the funding to service the debt.

…”

VI. DECRETO SUPREMO N° 1.857 - ESTABLECE NORMAS SOBRE CONTRATOS INTERNACIONALES PARA EL SECTOR PÚBLICO

(Diario Oficial de 3 de diciembre de 2014)

Núm. 1.857.- Santiago, 7 de noviembre de 2014.-

Vistos: El artículo 32 N° 6 de la Constitución Política de la República; el artículo 2° de la ley N° 20.790; los artículos 45, 46, 47 y 47 bis del decreto ley N° 1.263, de 1975; decreto ley N° 2.349, de 1978; y el artículo 2 N°4 del decreto con fuerza de ley N°1, de 1994, del Ministerio de Hacienda, y

Considerando: Que el artículo 2° de la ley N° 20.790, autoriza, hasta el 28 de febrero de 2018, a la Presidenta de la República para contraer obligaciones, en el país o en el exterior, en moneda nacional o en monedas extranjeras, hasta por la cantidad de 3.000.000.000 de dólares, moneda de los Estados Unidos de América, monto que, por concepto de endeudamiento, se incluirá en los Ingresos Generales de la Nación,

Decreto:

Artículo 1°.- Autorícese al Ministro de Hacienda, al Subsecretario de Hacienda o al Cónsul General de Chile en Nueva York para que, indistintamente, representen al Fisco de la República de Chile, en adelante la “República de Chile”, en la emisión y colocación de bonos en el mercado externo, denominados y pagaderos en dólares de los Estados Unidos de América y/o denominados y pagaderos en euros.

El monto agregado total máximo de las emisiones autorizadas por el presente decreto será la suma de mil quinientos millones de dólares de los Estados Unidos de América (US$1.500.000.000), en virtud de la autorización otorgada para contraer obligaciones en el artículo 2° de la ley N° 20.790. Para el cálculo de la equivalencia en dólares de los Estados Unidos de América del monto a emitir en bonos denominados en euros, se utilizará la paridad vigente a la fecha del presente decreto, del euro en relación al dólar de los Estados Unidos de América, publicada por el Banco Central de Chile en el Diario Oficial, de acuerdo a lo establecido en el artículo 44 de la ley N° 18.840, Orgánica Constitucional del Banco Central de Chile.

En uso de esta facultad, cualquiera de los personeros antes mencionados podrá celebrar, otorgar, ejecutar o suscribir todos los actos, contratos y documentos que sean necesarios para proceder a la emisión, registro, colocación y enajenación, así como para establecer cualquier otro aspecto requerido para llevar a cabo las operaciones de endeudamiento externo que se autorizan, tales como: contrato o contratos de colocación, por el cual instituciones financieras se obligarán a colocar los bonos y, eventualmente, adquirirlos, y el contrato de agencia fiscal o sus modificaciones (fiscal agency agreement), o contrato de emisión similar (indenture) y otros contratos de agencia que, entre otros, regularán estas operaciones, solicitudes de registro ante organismos administrativos y/o bolsas de valores, que incluyan la emisión y colocaciones de bonos a que alude este decreto, y modificaciones a las mismas.

Artículo 2°.- Los recursos líquidos obtenidos de la colocación de los bonos a que se refiere el artículo 1° de este decreto, se destinarán a cumplir obligaciones de las partidas 50-01-03-30, Adquisición de Activos Financieros.

Artículo 3°.- Las características y condiciones financieras del bono o bonos denominados en dólares de los Estados Unidos de América serán las siguientes:

a) Emisor: República de Chile.

b) Moneda y Expresión: Emitido y expresado en dólares de los Estados Unidos de América.

c) Fecha de Emisión: Cualquier fecha desde la publicación del presente decreto en el Diario Oficial y hasta el 30 de diciembre de 2014.

d) Modo y Fecha de Colocación: Una o más colocaciones durante el transcurso del año 2014.

e) Precio de Colocación: El precio de colocación no podrá ser inferior al 96% de su valor par.

f) Amortización de Capital: El capital será amortizado en una sola cuota por el monto total del capital suscrito, pagadera al vencimiento.

g) Vencimiento: Hasta 30 años, contados desde la Fecha de Emisión.

h) Tasa de Interés: No superior a 6% anual.

i) Pago de Intereses: Semestral, al término de cada período, contado desde la Fecha de Emisión. Sin perjuicio de lo anterior, podrá pactarse que el primer pago de intereses se efectúe hasta nueve meses después de la Fecha de Emisión.

j) Comisión de Colocación: Hasta un 0,35% sobre el monto total de los bonos suscritos, pagadera en dólares de los Estados Unidos de América, cantidad que será deducida de los recursos obtenidos de la colocación de los bonos.

k) Otros Gastos: Conforme a lo establecido en el artículo 1°, podrá convenirse el pago de otras obligaciones pecuniarias usuales para este tipo de operaciones en los mercados financieros internacionales, tales como intereses penales, compensaciones, comisión de agencia u otras, tarifa de registro y/o de alistamiento en bolsa de valores, calificación de bonos y de riesgo-país; otros honorarios y reembolso de gastos que se irroguen con relación a esta emisión de bonos.

l) Otros Términos y Condiciones: Los que se pacten en el contrato de agencia fiscal (fiscal agency agreement), en el contrato de emisión similar (indenture) y otros contratos de agencia o en el contrato de colocación suscritos conforme al artículo 1°.

Artículo 4°.- Las características y condiciones financieras del bono o bonos denominados y pagaderos en euros serán las siguientes:

a) Emisor: República de Chile.

b) Moneda y Expresión: Emitido y expresado en euros.

c) Fecha de Emisión: Cualquier fecha desde la publicación del presente decreto en el Diario Oficial y hasta el 30 de diciembre de 2014.

d) Modo y Fecha de Colocación: Una o más colocaciones durante el transcurso del año 2014.

e) Precio de Colocación: El precio de colocación no podrá ser inferior al 96% de su valor par y será pagado en euros.

f) Amortización de Capital: El capital será amortizado en una sola cuota por el monto total del capital suscrito, pagadera al vencimiento.

g) Vencimiento: Hasta 30 años, contados desde la Fecha de Emisión.

h) Tasa de Interés: No superior a 6% anual.

i) Pago de Intereses: Anual, al término de cada período, contado desde la fecha de emisión. Sin perjuicio de lo anterior, podrá pactarse que el primer pago de intereses se efectúe en un plazo distinto al primer año transcurrido desde la Fecha de Emisión.

j) Comisión de Colocación: Hasta un 0,35% sobre el monto total de los bonos suscritos, pagadera en euros, cantidad que será deducida de los recursos obtenidos de la colocación de los bonos.

k) Otros Gastos: Conforme al procedimiento establecido en el artículo 1°, podrá convenirse el pago de otras obligaciones pecuniarias usuales para este tipo de operaciones en los mercados financieros internacionales, tales como intereses penales, compensaciones, comisión de agencia u otras, tarifa de registro y/o de alistamiento en bolsa de valores, calificación de bonos y de riesgo-país, otros honorarios y reembolso de gastos que se irroguen con relación a esta emisión de bonos.

l) Otros Términos y Condiciones: Los que se pacten en el contrato de agencia fiscal (fiscal agency agreement), en el contrato de emisión similar (indenture) y contratos de agencia o en el contrato de colocación suscritos conforme al artículo 1°.

Artículo 5°.- Los documentos que se otorguen en virtud de lo dispuesto en el artículo 1° de este decreto deberán, además, ser firmados por el Tesorero General de la República y refrendados por el Contralor General de la República, según corresponda, en virtud de lo dispuesto en los artículos 45 y 46 del decreto ley N° 1.263, de 1975, o de la ley aplicable a los contratos referidos.

Autorícese al Cónsul General de Chile en Nueva York, en virtud de lo señalado en el inciso segundo del artículo 45 del decreto ley N° 1.263, de 1975, para que en el evento que los contratos y documentos a que se refiere este decreto se otorguen o suscriban en el exterior y el Tesorero General de la República no concurra a su otorgamiento, suscriba u otorgue dichos contratos y documentos en su representación, y para que en representación del Contralor General de la República, y a su pedido, proceda a su refrendación.

Artículo 6°.- Dispóngase que los bonos puedan ser emitidos sin impresión física, no afectándose por ello la calidad jurídica de los mismos ni su naturaleza como valores, sujetándose en todo a lo establecido en el artículo 47 bis del decreto ley N° 1.263, de 1975, y a las siguientes reglas, las que constituyen la reglamentación requerida por el primer inciso de dicho artículo:

a) La suscripción por el Tesorero General de la República y la refrendación del Contralor General de la República, exigidas en los artículos 45 y 46 del decreto ley N° 1.263, de 1975, deberá efectuarse en una réplica o símil de los bonos o valores emitidos, quedando de esta forma y para todos los efectos legales, autorizada y refrendada la totalidad de los bonos o valores que integran la serie correspondientemente emitida y cuyos términos y condiciones serán idénticos a dicha réplica.

b) Se facultará al agente fiscal en el respectivo contrato de agencia fiscal (fiscal agency agreement) o sus modificaciones, u otra institución actuando en contrato de emisión similar (indenture), para que mantenga, conforme a las normas que le sean aplicables, el registro a que se refiere el inciso final del artículo 47 bis del decreto ley N° 1.263, de 1975.

c) La adquisición inicial y posterior transferencia de los bonos, así como las modalidades necesarias para hacer valer los derechos emanados de los bonos que se emitan, se efectuará mediante los procedimientos que se pacten en los actos y contratos referidos en el artículo 1°.

Artículo 7°.- Autorícese al Tesorero General de la República para que represente al Fisco de la República de Chile en la administración de esta emisión de deuda de largo plazo, estando especialmente facultado para, aunque no limitado a, ejecutar las siguientes funciones:

a) Pagar los intereses, compensaciones, comisiones, honorarios y gastos que procedan de acuerdo a este decreto, en virtud del N°4 del artículo 2° del decreto con fuerza de ley N° 1, de 1994, del Ministerio de Hacienda, y

b) Rescatar los bonos a la fecha de su vencimiento, pudiendo celebrar acuerdos especiales para el rescate anticipado de los mismos. En este caso el rescate podrá hacerse en cualquier momento, en todo o en parte a prorrata, sin premio ni sanción.

Lo anterior será efectuado por la Tesorería General de la República con cargo a los fondos que anualmente se consulten en el Programa Servicio de la Deuda Pública de la partida presupuestaria Tesoro Público de la ley de presupuestos del año correspondiente.

Artículo 8°.- Autorícese a los personeros mencionados en el artículo 1° de este decreto para que en los actos, contratos y documentos que suscriban en virtud de lo ahí dispuesto, acepten estipulaciones que establezcan que dichos contratos quedarán sometidos al derecho o a tribunales extranjeros. Igualmente, dichas estipulaciones podrán disponer la renuncia a la inmunidad de ejecución, el señalamiento de domicilio y la designación de mandatarios en el extranjero.

Anótese, tómese razón y publíquese.- RODRIGO PEÑAILILLO BRICEÑO, Vicepresidente de la República.- Alberto Arenas de Mesa, Ministro de Hacienda.

Lo que transcribo a usted para su conocimiento.- Saluda atte. a usted, Alejandro Micco Aguayo, Subsecretario de Hacienda.

CONTRALORÍA GENERAL DE LA REPÚBLICA

División Jurídica

Cursa con alcances los decretos Nos 1.857 y 1.858, ambos de 2014, del Ministerio de Hacienda

N° 92.268.- Santiago, 27 de noviembre de 2014.

Esta Entidad de Control ha dado curso a los decretos Nos 1.857 y 1.858, ambos de 2014, del Ministerio de Hacienda, que autorizan la emisión de deuda pública directa de largo plazo que indican y su colocación en el mercado externo; el primero de ellos, en conformidad al inciso primero del artículo 2° de la ley N° 20.790 —que Establece Aporte de Capital Extraordinario para la Corporación Nacional del Cobre de Chile-, y el segundo, de acuerdo al inciso cuarto del artículo 3° de la ley N° 20.713, de Presupuestos del Sector Público del año 2014, por encontrarse ajustados a derecho.

No obstante, cumple con hacer presente que en atención a que las autorizaciones contenidas en esos actos administrativos corresponden, en cada caso, a fuentes legales distintas e independientes entre sí, los recursos que se obtengan de las correspondientes colocaciones deben ocuparse para las singulares finalidades a que se refieren esos cuerpos normativos.

Además, cabe señalar que la mención que se realiza en la letra c) del artículo 1° del referido decreto N° 1.858, al decreto N° 1.839, de 2012, de esa Cartera Ministerial, debe entenderse efectuada al decreto N° 1.035, del mismo año y origen.

Con los alcances que anteceden se ha tomado razón de los documentos del epígrafe.

Saluda atentamente a Ud., Osvaldo Vargas Zincke, Contralor General Subrogante.

Al señor

Ministro de Hacienda

Presente.

Convenience English Translation

AUTHORIZES ISSUANCE OF DIRECT LONG TERM PUBLIC

INDEBTEDNESS AND ITS PLACEMENT ABROAD

(Published in the Official Gazette of December 3, 2014)

REGARDING THE FOLLOWING LAWS AND REGULATIONS:

Article 32 number 6 of the Chilean Constitution, Article 2 of Law No. 20,790, Articles 45, 46, 47 and 47 bis of Decree Law No. 1,263 of 1975; Decree Law No. 2,349 of 1978; and Article 2 No 4 of the Decree with force of Law No 1, of 1994, of the Ministry of Finance; and

CONSIDERING:

That Article 2 of Law 20,790 authorizes the President of the Republic, until February 28, 2018, to contract obligations, in Chile or abroad, in local or foreign currency, up to the amount of 3,000,000,000 dollars of the United States of America, amount that, by concept of indebtedness, shall be included in the General Incomes of the Nation.

I HEREBY DECREE:

Article 1.- The Minister of Finance, the Undersecretary of Finance or the General Consul of Chile in New York, indistinctively, are hereby authorized to represent the Republic of Chile (hereinafter, “the Republic”) in the issuance and placement of bonds in the foreign market, denominated and payable in dollars of the United States of America and/or denominated and payable in Euros.

The maximum total aggregate amount approved for these issuances shall be up to one billion and five hundred million dollars of the United States of America (US$ 1,500,000,000.-), pursuant to the authorization to contract obligations of Article 2 of Law No 20,790. The equivalency in dollars of the United States of America of the amounts to be issued in bonds denominated in Euros, shall be calculated using the equivalency in force at the date of this decree of the Euro in relation to the US dollar, published by the Central Bank of Chile in the Official Gazette pursuant to article 44 of Law 18.840, Organic Law of the Central Bank.

In such capacity, any of the public officers named above will be authorized to enter into, subscribe, execute and sign any agreements, contracts and instruments which may be necessary for the issuance, registration, placement and disposition, as well as to implement any other matter required to carry out the external indebtedness transactions authorized hereby, such as: the underwriting agreement or agreements, by means of which financial institutions shall undertake to place and, that may, acquire the bonds, and the fiscal agency agreement or its amendments or any other similar indenture and other agency agreements which, among other agreements, shall govern these transactions; the application of filings before administrative institutions and/or securities exchanges for issuance and placement of the bonds referred to in this decree and any amendments thereto.

Article 2.- The net proceeds obtained in the placement of such bonds shall be used to fund the obligations set forth in Item 50-01-03-30, Acquisition of Financial Assets.

Article 3.- The characteristics and financial conditions of the bond or bonds denominated in dollars of the United States of America shall be the following:

(a) Issuer: The Republic of Chile.

(b) Currency and Denomination: Issued and denominated in dollars of the United States of America.

(c) Issuance Date: Any date after the publication of this decree in the Official Gazette throughout December 30, 2014.

(d) Manner and Date of Placement: One or more placements during 2014.

(e) Selling Placement Price: The selling placement price shall not be less than 96% of its par value.

(f) Repayment of Principal: Principal shall be repaid upon maturity in one single installment for the total principal amount sold.

(g) Tenor: Up to 30 years as from the Issuance Date.

(h) Interest Rate: A maximum of 6% per annum.

(i) Interest Payments: Semi-annually, payable at the end of each period, counted as from the Issuance Date. However there may be agreed that the first interest payment shall be made up to nine months after the Issuance Date.

(j) Placement fee: A maximum of 0.35% over the total amount of the sold bonds, payable in dollars of the United States of America, whose amount shall be deducted from the proceeds obtained from the placement thereof.

(k) Other expenses: Additionally, according to Article 1 hereof, it may be agreed upon the payment of other monetary obligations that are customary in the international financial markets for this kind of transactions, such as penalty interest, set-off, brokerage and other fees, fees for registration and/or for listing in securities exchanges, bond and country risk ratings, other fees and reimbursement of expenses incurred in connection with this bond issuance.

(l) Other Terms and Conditions: Such terms and conditions to be agreed upon in the fiscal agency agreement, in the indenture, in other agency agreements or in the underwriting agreement executed and delivered in accordance with Article 1 hereof.

Article 4.- The characteristics and financial conditions of the bond or bonds denominated in Euros shall be the following:

(a) Issuer: The Republic of Chile.

(b) Currency and Denomination: Issued and denominated in Euros.

(c) Issuance Date: Any date after the publication of this decree in the Official Gazette throughout December 30, 2014.

(d) Manner and Date of Placement: One or more placements during 2014.

(e) Selling Placement Price: The selling placement price shall not be less than 96% of its par value.

(f) Repayment of Principal: Principal shall be repaid upon maturity in one single installment for the total principal amount sold.

(g) Tenor: Up to 30 years as from the Issuance Date.

(h) Interest Rate: A maximum of 6% per annum.

(i) Interest Payments: Annually, payable at the end of each period, counted as from the Issuance Date. However there may be agreed that the first interest payment shall be made in a date different from a year counted as from the Issuance Date.

(j) Placement fee: A maximum of 0.35% over the total amount of the sold bonds, payable in dollars of the United States of America, whose amount shall be deducted from the proceeds obtained from the placement thereof.

(k) Other expenses: Additionally, according to Article 1 hereof, it may be agreed upon the payment of other monetary obligations that are customary in the international financial markets for this kind of transactions, such as penalty interest, set-off, brokerage and other fees, fees for registration and/or for listing in securities exchanges, bond and country risk ratings, other fees and reimbursement of expenses incurred in connection with this bond issuance.

(l) Other Terms and Conditions: Such terms and conditions to be agreed upon in the fiscal agency agreement, in the indenture, in other agency agreements or in the underwriting agreement executed and delivered in accordance with Article 1 hereof.

Article 5.- The documents to be entered into pursuant to Article 1 hereto shall also be executed by the Treasurer General of the Republic and further be authenticated by the Comptroller General of the Republic, as applicable, in accordance with the provisions of Articles 45 and 46 of Decree Law No. 1,263 of 1975 or the governing law of the referred to agreements.

The General Consul of Chile in New York is hereby authorized, to represent the Treasurer General of the Republic and the Comptroller General of the Republic,in case the agreements and instruments referred to in Article 1 above are executed or subscribed abroad, wherein the aforementioned official shall be authorized to execute such agreements and documents on behalf of the Treasurer General of the Republic if he does not concur to execute them and to authenticate [“refrendar”] them on behalf of the Comptroller General of the Republic, upon his request.

Article 6.- The bonds may be issued without being evidenced in printed physical form, in accordance with article 47 bis of Decree Law 1,263 of 1975 and subject to the following rules:

(a) The Treasurer General of the Republic shall subscribe and the Comptroller General of the Republic shall authenticate [“refrendar”] a replica or facsimile per each of the bond issuances.

(b) The fiscal agent shall be authorized by the corresponding fiscal agency agreement or any other agent shall be authorized by any other similar indenture and any amendment thereto, to carry out, in accordance with applicable provisions, the registry referred to in the final paragraph of article 47 bis of Decree Law 1,263 of 1975.

(c) The initial acquisition and following transfer of the bonds, as well as the required actions to exercise the rights arising therefrom, shall be made pursuant the procedures to be agreed upon in the acts and contracts referred to in Article 1 hereof.

Article 7.- The Treasurer General of the Republic is hereby authorized to represent the Republic of Chile in the management of this long term public debt issuance referred to in Article 1 above, for which purposes the Treasurer General of the Republic shall be authorized, although not limited, to:

(a) Make payment of interest, set-off, commissions, fees and other expenses in accordance herewith, pursuant to article 2 number 4 of the Decree with force of Law No 1 of 1994 of the Ministry of Finance; and

(b) Make repayment and retire the bonds upon maturity, without prejudice of his authority to enter into special arrangements for the prepayment and early redemption thereof. In such case, the redemption may take place at any time, in whole or in part, on a pro-rata basis, without premium or penalty.

The foregoing shall be made by the Treasurer General of the Republic with funds annually provided for in the Public Debt Service Program of the Budget of the Public Treasure established in the budget law of the corresponding year.

Article 8.- The officers mentioned in Article 1 above are hereby authorized to accept in the agreements and instruments to be entered into in accordance herewith provisions that stipulate that such agreements shall be subject to foreign laws and courts; and the waiver of immunity from execution, the designation of a foreign domicile and the appointment of process agents abroad.

TO BE RECORDED, COMMUNICATED AND PUBLISHED.

RODRIGO PEÑAILILLO BRICEÑO

Vice-President of the Republic

ALBERTO ARENAS DE MESA

Minister of Finance

GENERAL COMPTROLLER OF THE REPUBLIC

Legal Department

Approves with observations Decrees Nos. 1,857 and 1,858, both of 2014, of the Ministry of Finance

No. 92,268.- Santiago, November 27, 2014.

This Controlling Entity has approved decrees Nos. 1,857 and 1.858 both of 2014, of the Ministry of Finance, which authorize the issuance of the direct long term public debt indicated therein and its placement in the external market, the first of them, pursuant to the first paragraph of Article 2 of Law No. 20,790- which establishes an Extraordinary Capital Contribution to CODELCO- and the second, pursuant to the fourth paragraph of Article 3 of Law No. 20,713, of Public Sector’s Budget for the year 2014, for being those decrees lawful.

However, it must be noted that, since the authorizations included in such administrative acts correspond, in each case, to different and independent legal grounds, the proceeds obtained from the correspondent placements must be used for the particular purposes indicated in the corresponding decrees.

In addition, it has to be noted that the reference made in letter c) of article 1 of Decree No. 1,858, to the decree No. 1,839 of 2012, shall be understood to have been made to decree No. 1,035 of the same year, of the Ministry of Finance.

With the observations above mentioned it has been approved the documents referred in the heading.

Very truly yours, Osvaldo Vargas Zincke, General Controller (s).

To Mr.

Ministry of Finance.

VII. DECRETO SUPREMO N° 1.858 - ESTABLECE NORMAS SOBRE CONTRATOS INTERNACIONALES PARA EL SECTOR PÚBLICO

(Diario Oficial de 3 de diciembre de 2014)

Núm. 1.858.- Santiago, 7 de noviembre de 2014.-

Vistos: El artículo 32 N° 6 de la Constitución Política de la República; el artículo 3° de la ley N° 20.713; los artículos 45, 46, 47 y 47 bis del decreto ley N° 1.263, de 1975; decreto ley N° 2.349, de 1978; y el artículo 2° N°4 del decreto con fuerza de ley N° 1, de 1994, del Ministerio de Hacienda; y

Considerando: Que, en virtud del artículo 3° de la ley N° 20.713, la parte de las obligaciones que se contraigan para efectuar el pago anticipado total o parcial de deudas constituidas en ejercicios anteriores, no será considerada en el cómputo del margen de endeudamiento fijado en dicho cuerpo legal,

Decreto:

Artículo 1°.- Autorícese al Ministro de Hacienda, al Subsecretario de Hacienda o al Cónsul General de Chile en Nueva York para que, indistintamente, representen al Fisco de la República de Chile, en adelante la “República de Chile”, en la emisión y colocación de bonos en el mercado externo, denominados y pagaderos en dólares de los Estados Unidos de América y/o denominados y pagaderos en euros.

El monto agregado total máximo de las emisiones autorizadas por el presente decreto será la suma del monto de la obligación que se contraiga para efectuar el pago anticipado total o parcial (en adelante “Recompra”) de las series de bonos que se detallan a continuación:

a) Serie de bonos emitidos con fecha 5 de agosto de 2010 y con vencimiento el 5 de agosto de 2020, por un monto de mil millones de dólares de los Estados Unidos de América (US$1.000.000.000), en virtud del decreto supremo N° 567, de 2010, del Ministerio de Hacienda;

b) Serie de bonos emitidos con fecha 14 de septiembre de 2011 y con vencimiento el 14 de septiembre de 2021, por un monto de mil millones de dólares de los Estados Unidos de América (US$1.000.000.000), en virtud del decreto supremo N° 1.195, de 2011, del Ministerio de Hacienda; y

c) Serie de bonos emitidos con fecha 30 de octubre de 2012 y con vencimiento el 30 de octubre de 2022, por un monto de setecientos cincuenta millones de dólares de los Estados Unidos de América (US$750.000.000), en virtud del decreto supremo N° 1.839, de 2012, del Ministerio de Hacienda.

El monto máximo que se podrá emitir para la Recompra será de dos mil millones de dólares de los Estados Unidos de América (US$2.000.000.000).

En virtud del artículo 3° de la ley N° 20.713, la parte de las obligaciones contraídas para efectuar pago anticipado total o parcial de deudas constituidas en ejercicios anteriores, no será considerada en el cómputo del margen de endeudamiento fijado en esa ley.

Para el cálculo de la equivalencia en dólares de los Estados Unidos de América del monto a emitir en bonos denominados en euros, se utilizará la paridad vigente a la fecha del presente decreto, del euro en relación al dólar de los Estados Unidos de América, publicado por el Banco Central de Chile en el Diario Oficial, de acuerdo a lo establecido en el artículo 44 de la ley N° 18.840, Orgánica Constitucional del Banco Central de Chile.

En uso de esta facultad, cualquiera de los personeros antes mencionados podrá celebrar, otorgar, ejecutar o suscribir todos los actos, contratos y documentos que sean necesarios para proceder a la emisión, registro, colocación y enajenación, así como para establecer cualquier otro aspecto requerido para llevar a cabo las operaciones de endeudamiento externo que se autorizan, tales como: contrato o contratos de colocación, por el cual instituciones financieras se obligarán a colocar los bonos y, eventualmente, adquirirlos, y el contrato de agencia fiscal o sus modificaciones (fiscal agency agreement), o contrato de emisión similar (indenture) y otros contratos de agencia que, entre otros, regularán estas operaciones, solicitudes de registro ante organismos administrativos y/o bolsas de valores, que incluyan la emisión y colocaciones de bonos a que alude este decreto, y modificaciones a las mismas.

Artículo 2°.- Los recursos líquidos obtenidos de la colocación de los bonos a que se refiere el artículo 1° de este decreto, se destinarán a cumplir obligaciones de la partida 50-01-04-34, Servicio de la Deuda Pública, específicamente a la Recompra de las series de bonos que se detallan en el artículo 1° de este decreto.

Artículo 3°.- Las características y condiciones financieras de los bonos que se emitan para financiar la Recompra, a que se refiere el artículo 1° de este decreto, serán las mismas de una de las series de bonos que se emitan de acuerdo al decreto N° 1.857, de 2014, del Ministerio de Hacienda, aumentando de esta manera la cantidad de títulos pertenecientes a la misma serie.

Anótese, tómese razón y publíquese.- RODRIGO PEÑAILILLO BRICEÑO, Vicepresidente de la República.- Alberto Arenas de Mesa, Ministro de Hacienda.

Lo que transcribo a usted para su conocimiento.- Saluda Atte. a usted, Alejandro Micco Aguayo, Subsecretario de Hacienda.

CONTRALORÍA GENERAL DE LA REPÚBLICA

División Jurídica

Cursa con alcances los decretos Nos 1.857 y 1.858, ambos de 2014, del Ministerio de Hacienda

N° 92.268.- Santiago, 27 de noviembre de 2014.

Esta Entidad de Control ha dado curso a los decretos Nos 1.857 y 1.858, ambos de 2014, del Ministerio de Hacienda, que autorizan la emisión de deuda pública directa de largo plazo que indican y su colocación en el mercado externo; el primero de ellos, en conformidad al inciso primero del artículo 2° de la ley N° 20.790 —que Establece Aporte de Capital Extraordinario para la Corporación Nacional del Cobre de Chile-, y el segundo, de acuerdo al inciso cuarto del artículo 3° de la ley N° 20.713, de Presupuestos del Sector Público del año 2014, por encontrarse ajustados a derecho.

No obstante, cumple con hacer presente que en atención a que las autorizaciones contenidas en esos actos administrativos corresponden, en cada caso, a fuentes legales distintas e independientes entre sí, los recursos que se obtengan de las correspondientes colocaciones deben ocuparse para las singulares finalidades a que se refieren esos cuerpos normativos.

Además, cabe señalar que la mención que se realiza en la letra c) del artículo 1° del referido decreto N° 1.858, al decreto N° 1.839, de 2012, de esa Cartera Ministerial, debe entenderse efectuada al decreto N° 1.035, del mismo año y origen.

Con los alcances que anteceden se ha tomado razón de los documentos del epígrafe.

Saluda atentamente a Ud., Osvaldo Vargas Zincke, Contralor General Subrogante.

Al señor

Ministro de Hacienda

Presente.

Convenience English Translation

SUPREME DECREE No. 1,858

AUTHORIZES ISSUANCE OF DIRECT LONG TERM PUBLIC

INDEBTEDNESS AND ITS PLACEMENT ABROAD

(Published in the Official Gazette of December 3, 2014)

REGARDING THE FOLLOWING LAWS AND REGULATIONS:

Article 32 number 6 of the Chilean Constitution, Article 3 of Law No. 20,713, Articles 45, 46, 47 and 47 bis of Decree Law No. 1,263 of 1975; Decree Law No. 2,349 of 1978; and Article 2 No 4 of the Decree with force of Law No 1, of 1994, of the Ministry of Finance; and

CONSIDERING:

That pursuant to Article 3 of Law 20,713, the part of the obligations that may be incurred to make total or partial prepayments of indebtedness incurred in former exercises, shall not be considered in the computation of the margin for indebtedness established therein.

I HEREBY DECREE:

Article 1.- The Minister of Finance, the Undersecretary of Finance or the General Consul of Chile in New York, indistinctively, are hereby authorized to represent the Republic of Chile (hereinafter, “the Republic”) in the issuance and placement of bonds in the foreign market, denominated and payable in dollars of the United States of America and/or denominated and payable in Euros.

The maximum total aggregate amount approved for these issuances shall be up to the amount of the obligations to be undertaken to make total or partial prepayments (hereinafter the “Prepayment”) of the following series of bonds:

a)             Series of bonds issued on August 5, 2010 and with maturity on August 5, 2020, for an amount of one thousand million (1,000,000,000) dollars of the United States of America, by virtue of Supreme Decree No 567 of 2010 of the Ministry of Finance;

b)             Series of bonds issued on September 14, 2011 and with maturity on September 14, 2021, for an amount of one thousand million (1,000,000,000) dollars of the United State of America, by virtue of Supreme Decree No 1,195 of 2011 of the Ministry of Finance; and

c)              Series of bonds issued on October 30, 2012 and with maturity on October 30, 2022, for an amount of seven hundred and fifty million (750,000,000) dollars of the United States of America, by virtue of Supreme Decree No 1,839 of 2012, of the Ministry of Finance.

The maximum amount that may be issued for the Prepayment shall be two thousand million (2,000,000,000) dollars of the United States of America.

By virtue of Article 3 of Law 20,713, the part of the obligations contracted to make total or partial prepayments of indebtedness incurred in former exercises, shall not be considered for the computation of the margin for indebtedness set forth therein.

The equivalence in dollars of the United States of America of the amounts to be issued in bonds denominated in Euros, shall be calculated using the equivalence effective at the date of this decree of the Euro in relation to the U.S. dollar, as published by the Central Bank of Chile in the Official Gazette pursuant to article 44 of Law 18.840, Organic Law of the Central Bank.

In such capacity, any of the public officers named above will be authorized to enter into, subscribe, execute and sign any agreements, contracts and instruments which may be necessary for the issuance, registration, placement and disposition [of the bonds], as well as to implement any other matter required to carry out the external indebtedness transactions authorized hereby, such as: the underwriting agreement or agreements, by means of which financial institutions shall undertake to place. and that may, acquire the bonds, and the fiscal agency agreement or its amendments or any other similar indenture and other agency agreements which, among other agreements, shall govern these transactions; the application of filings before administrative institutions and/or securities exchanges for issuance and placement of the bonds referred to in this decree and any amendments thereto.

Article 2.- The net proceeds obtained in the placement of such bonds shall be used to fund the obligations set forth in Item 50-01-04-34, Public Debt Service, specifically for the Prepayment of the series of bonds indicated in article 1 hereof.

Article 3.- The characteristics and financial conditions of the bonds to be issued for the Prepayment set forth in article 1 hereof, shall be the same as the ones of a series of bonds issued by virtue of Decree No 1857 of 2014 of the Ministry of Finance, thus increasing the amount of titles of the same series.

TO BE RECORDED, COMMUNICATED AND PUBLISHED.

RODRIGO PEÑAILILLO BRICEÑO

Vice-President of the Republic

ALBERTO ARENAS DE MESA

Minister of Finance

GENERAL COMPTROLLER OF THE REPUBLIC

Legal Department

Approves with observations Decrees Nos. 1,857 and 1,858, both of 2014, of the Ministry of Finance

No. 92,268.- Santiago, November 27, 2014.

This Controlling Entity has approved decrees Nos. 1,857 and 1,858, both of 2014, of the Ministry of Finance, which authorize the issuance of the direct long term public debt indicated therein and its placement in the external markets, the first of them, pursuant to the first paragraph of Article 2 of Law No. 20,790- which provides for an Extraordinary Capital Contribution to CODELCO- and the second, pursuant to the fourth paragraph of Article 3 of Law No. 20,713, of Public Sector’s Budget for the year 2014, for being those decrees lawful.

However, it must be noted that, since the authorizations included in such administrative acts correspond, in each case, to different and independent legal grounds, the proceeds obtained from the correspondent placements must be used for the particular purposes indicated in the corresponding decrees.

In addition, it has to be noted that the reference made in letter c) of article 1 of Decree No. 1,858, to the decree No. 1.839 of 2012, shall be understood to have been made to decree No. 1,035 of the same year, of the Ministry of Finance.

The documents referred in the heading are hereby approved with the observations above mentioned.

Very truly yours,

Osvaldo Vargas Zincke, General Comptroller (s).

To the

Minister of Finance.